OPPENHEIMER LIMITED-TERM BOND FUND
NSAR EXHIBIT 77C

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer Limited-Term Bond Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  At the meeting the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s proxy statement dated April 12, 2013.    The following is a report of the votes cast:

Nominee/Proposal                                           For                                     Withheld

Trustees

Brian F. Wruble                                           62,961,699                                1,367,506
David K. Downes                                        62,929,604                                1,399,602
Matthew P. Fink                                          62,977,903                                1,351,302
Edmund Giambastiani, Jr.                           62,965,413                                1,363,792
Phillip A. Griffiths                                        62,970,350                                1,358,856
Mary F. Miller                                              62,965,431                                1,363,774
Joel W. Motley                                            62,984,396                                1,344,809
Joanne Pace                                                  62,937,456                                1,391,750
Mary Ann Tynan                                        62,964,233                                1,364,972
Joseph M. Wikler                                         62,980,218                                1,348,987
Peter I. Wold                                                 63,007,239                                1,321,966
William F. Glavin, Jr.                                    62,943,908                                1,385,298

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
44,758,083                                1,447,970                                1,413,915

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
44,919,550                                1,345,825                                1,354,594

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain
44,687,431                                1,495,955                                1,436,581

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
44,670,735                                1,512,542                                1,436,689

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
44,895,533                                1,262,266                                1,462,168

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
44,807,954                                1,365,697                                1,446,316

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
44,767,309                                1,412,081                                1,440,577

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
43,822,708                                2,386,184                                1,411,074

2s:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain
44,478,938                                1,639,739                                1,501,293

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
44,971,746                                1,020,042                                1,628,178